UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Soliciting Material Pursuant to § 240.14a-12

J. ALEXANDER’S CORPORATION
(Name of Registrant as Specified in Its Charter) PRIVET FUND LP PRIVET FUND MANAGEMENT LLC RYAN LEVENSON BEN ROSENZWEIG TODD DIENER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On May 22, 2012, Privet Fund Management LLC announced that it delivered a letter to the Vice President, Chief Financial Officer and Secretary of J. Alexander’s Corporation, R. Gregory Lewis regarding the provisions of J. Alexander’s Corporation’s bylaws and Tennessee law that require the 2012 annual meeting of shareholders for J. Alexander’s Corporation to be held no later than June 30, 2012, and July 1, 2012, respectively.

The full text of the letter follows:

May 22, 2012

BY ELECTRONIC MAIL AND OVERNIGHT DELIVERY

R. Gregory Lewis, Vice President, Chief Financial Officer and Secretary
J. Alexander’s Corporation
3401 West End Avenue, Suite 260
Nashville, Tennessee  37202

Dear Greg,

We understand that the J. Alexander’s Corporation (“J. Alexander’s” or the “Company”) has set yesterday, May 21, 2012, as the record date for its 2012 Annual Meeting of Shareholders (the “Annual Meeting”).  Since the Company has yet to file its preliminary proxy materials, we eagerly await the scheduling of the Annual Meeting.  Given the requirements of the Company’s bylaws, we are perplexed that a date has not yet been set.

Section 2 (a) of the Company’s Amended and Restated Bylaws provides as follows:

The [annual] meeting shall be held on a date set by the Board of Directors during the third, fourth, or fifth month following the end of the Corporation’s fiscal year.

Since the Company’s fiscal year ended on January 1, 2012, the most liberal reading of the Company’s bylaws would require that the Annual Meeting be held no later than June 30, 2012 -- the end of the fifth month following January 2012.  We also note that Tennessee law clearly mandates that the Company hold the Annual Meeting on or before July 1, 2012.  We believe that upon application, a Tennessee court would promptly order compliance with Tennessee law (not to mention the Company’s own bylaws).1

Should the Company endeavor to schedule its 2012 Annual Meeting for a date subsequent to June 30, 2012, by amending its bylaws or otherwise, Privet would interpret this action as yet another entrenchment tactic employed by the Company’s Board and management team to further disenfranchise Company shareholders.  We believe that such action would also constitute an unreasonable response to the possibility of a contested election with respect to less than a majority of the seats on the Company’s Board of Directors.

1 The Tennessee Business Corporation Act states: “A court of record having equity jurisdiction in the county where a corporation's principal office is located may summarily order a meeting to be held on application of: (1) Any shareholder of the corporation entitled to participate in an annual meeting, if an annual meeting was not held within the earlier of six (6) months after the end of the corporation's fiscal year or fifteen (15) months after its last annual meeting.” See Title 548, Chapter 17, Part 103 (emphasis added)

1

As stated before, we stand both ready and willing to explore potential resolutions in order to avoid a potentially costly and distracting proxy contest.  However, we will not remain idle as the right of the shareholders to vote on the Company’s future direction is unjustifiably delayed.  Should management and the Board believe that a delay provides them the opportunity to search for an interim governance solution, we would caution against any line of insular thinking that minimizes legitimate shareholder concerns.

Best Regards,

Ryan Levenson and Ben Rosenzweig
Privet Fund Management LLC

2

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Privet Fund LP (“Privet”), Privet Fund Management LLC (“Privet Management” and together with Privet, the “Privet Parties”) and the other participants named herein, have made a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying proxy card to be used to solicit votes in connection with the solicitation of proxies for the election of individuals to the Board of Directors of J. Alexander’s Corporation (the “Company”) at the 2012 annual meeting of shareholders (the “2012 Annual Meeting”).

THIS COMMUNICATION MAY BE DEEMED TO BE SOLICITATION MATERIAL IN RESPECT OF THE SOLICITATION OF PROXIES BY THE PRIVET PARTIES AND THE OTHER PARTICIPANTS NAMED HEREIN FROM THE COMPANY’S SHAREHOLDERS IN CONNECTION WITH THE 2012 ANNUAL MEETING.  THE PRIVET PARTIES STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants (the “Participants”) in the proxy solicitation are Privet, Privet Management, Ryan Levenson, Benjamin Rosenzweig, and Todd Diener.

Information regarding the Participants, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D initially filed by Privet, Privet Management, and Ryan Levenson with the SEC on November 3, 2011, as amended or may be amended from time to time (the "Schedule 13D").  The Schedule 13D is currently available at no charge on the SEC's website at http://www.sec.gov.  As of the date hereof, the Participants collectively own an aggregate of 593,985 shares of Common Stock of the Company, consisting of the following:  (1) 562,599 shares owned directly by Privet, (2) 28,357 shares owned directly by Privet Management, and (3) 3,029 shares owned directly by Benjamin Rosenzweig.  Ryan Levenson and Privet Management may be deemed to beneficially own the shares of Common Stock owned directly by Privet.  Ryan Levenson may be deemed to beneficially own the shares of Common Stock owned directly by Privet Management.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other Participants. Each of the Participants disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.